Exhibit 10.3

Execution Version

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

among

QUETTA ACQUISITION CORPORATION,

a Delaware corporation

SMART KREATE GROUP LIMITED,

an exempted company incorporated under the laws of the Cayman Islands

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

a New York corporation

Dated as of March 6, 2026

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated as of March 6, 2026, is made by and among Quetta Acquisition Corporation., a Delaware corporation (“SPAC”), SMART KREATE GROUP LIMITED, an exempted company incorporated under the laws of the Cayman Islands (“PubCo”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as rights agent (in such capacity, the “Rights Agent”), and amends that certain Rights Agreement, dated as of October 5, 2023 (the “Existing Rights Agreement”), by and between SPAC and the Rights Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Existing Rights Agreement or, if not defined therein, in the Business Combination Agreement, dated as of March 6, 2026, by and among PubCo, SPAC, SKG Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly owned subsidiary of PubCo (“Merger Sub 1”), SKG Merger Sub 2 Limited , a British Virgin Islands business company and a wholly owned subsidiary of PubCo (“Merger Sub 2”) and Smart Kreate Group Limited (as amended from time to time, the “Business Combination Agreement”).

WHEREAS, as of the date hereof and pursuant to the Existing Rights Agreement, (i) SPAC issued an aggregate of 690,000 Rights underlying the Units sold in its initial public offering (including Rights issued pursuant to the underwriters’ over-allotment option, if exercised), and (ii) simultaneously with the consummation of the initial public offering, SPAC issued 23,504 Rights to the Sponsor, and immediate prior to the Initial Closing, SPAC may issue up to 150,000 additional Rights in connection with certain working capital loans, in each case pursuant to the Existing Rights Agreement.

WHEREAS, on the date of this Agreement, SPAC, PubCo, Merger Sub 1, Merger Sub 2 and Smart Kreate Group Limited entered into the Business Combination Agreement;

WHEREAS, all of the issued and outstanding Rights are governed by the Existing Rights Agreement;

WHEREAS, pursuant to the Business Combination Agreement, at the Initial Closing, SPAC will merge with and into Merger Sub 1 pursuant to the Initial Merger, with Merger Sub 1 surviving as a wholly owned subsidiary of PubCo, and as a result of the Initial Merger, each SPAC Share issued and outstanding immediately prior to the Initial Merger Effective Time will be converted into the right to receive PubCo Class A Ordinary Shares in accordance with the terms of the Business Combination Agreement;

WHEREAS, upon consummation of the Initial Merger and in accordance with Section 3 of the Existing Rights Agreement and the Business Combination Agreement, the Rights will no longer entitle the holders thereof to receive SPAC Shares but instead will entitle such holders to receive PubCo Class A Ordinary Shares, subject to the terms and conditions of the Existing Rights Agreement as amended hereby;

WHEREAS, the SPAC Board has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination under the Existing Rights Agreement;

WHEREAS, in connection with the Initial Merger (as defined in the Business Combination Agreement) and effective as of the Initial Closing, SPAC desires to assign to PubCo all of its right, title and interest in and to the Existing Rights Agreement, and PubCo desires to accept such assignment and assume all of SPAC’s obligations thereunder; and

WHEREAS, pursuant to Section 6.1 of the Existing Rights Agreement, SPAC and the Rights Agent may amend the Existing Rights Agreement without the consent of any holders of Rights, provided that such amendment does not adversely affect the rights of such holders in any material respect.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Assignment and Assumption; Consent.

1.1.	Assignment and Assumption. As of and with effect on and from the Initial Closing (as defined in the Business Combination Agreement), SPAC hereby assigns to PubCo all of SPAC’s right, title and interest in and to the Existing Rights Agreement (as amended hereby), and PubCo hereby assumes and agrees to perform, satisfy and discharge in full all of SPAC’s liabilities and obligations under the Existing Rights Agreement (as amended hereby) arising on, from and after the Initial Closing. From and after the Initial Closing, PubCo shall be substituted for SPAC as the “Company” under the Existing Rights Agreement, and the Existing Rights Agreement (as amended hereby) shall continue in full force and effect with PubCo as the issuer of the Rights.

1.2.	Consent. The Rights Agent hereby consents to (i) the assignment by SPAC to PubCo of all of SPAC’s right, title and interest in and to the Existing Rights Agreement pursuant to Section 1.1 and the assumption by PubCo of all of SPAC’s obligations thereunder pursuant to Section 1.1, in each case effective as of the Initial Closing, and (ii) the continuation of the Existing Rights Agreement (as amended by this Agreement) in full force and effect from and after the Initial Closing with PubCo substituted for SPAC as the “Company” thereunder.

2.	Amendment to the Existing Rights Agreement. Effective as of the Initial Closing, SPAC, PubCo and the Rights Agent hereby amend the Existing Rights Agreement as set forth in this Section 2 and acknowledge and agree that such amendments (i) are necessary and desirable in connection with the Initial Merger and the other transactions contemplated by the Business Combination Agreement and (ii) do not adversely affect the rights of the holders of the Rights in any material respect.

2.1.	References to the “Company”. From and after the Initial Closing, all references to the “Company” in the Existing Rights Agreement (including all Exhibits thereto) shall be deemed to refer to PubCo.

2.2.	References to Common Stock. From and after the Initial Closing, all references in the Existing Rights Agreement to “Common Stock” (including all Exhibits thereto) shall be deemed to refer to PubCo Class A Ordinary Shares.

2.3.	References to Business Combination. From and after the Initial Closing, all references in the Existing Rights Agreement (including all Exhibits thereto) to a “Business Combination” shall be deemed to refer to the transactions contemplated by the Business Combination Agreement.

2.4.	Notice Clause. Section 9.2 of the Existing Rights Agreement is hereby amended and restated in its entirety as follows:

Notices. Any notice or demand authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on PubCo shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by PubCo with the Rights Agent), as follows:

SMART KREATE GROUP LIMITED

Unit B8, 11/F, NCB Innovation Centre

888 Lai Chi Kok Road, Kowloon, Hong Kong

Attn: CHIU Ka Ki

with a copy (which shall not constitute notice) to:

Zhong Lun Law Firm LLP

4/F, Jardine House, 1 Connaught Place

Central, Hong Kong

Attn: Gary Li; Min Lu

Any notice or demand authorized by this Agreement to be given or made by the holder of any Right or by PubCo to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with PubCo), as follows:

Continental Stock Transfer & Trust Company 1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

3.	Miscellaneous Provisions.

3.1.	Effectiveness of the Amendment. This Agreement shall become effective upon the occurrence of the Initial Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Initial Closing, this Agreement shall automatically terminate and be null and void ab initio, and the Existing Rights Agreement shall remain in full force and effect in accordance with its terms.

3.2.	Successors. All the covenants and provisions of this Agreement by or for the benefit of SPAC, PubCo and the Rights Agent shall bind and inure to the benefit of their respective successors and permitted assigns.

3.3.	Applicable Law and Exclusive Forum.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Subject to applicable law, each of SPAC and PubCo hereby agrees that any action, proceeding or claim arising out of or relating to this Agreement shall be brought exclusively in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to the exclusive jurisdiction of such courts. Each of SPAC and PubCo hereby waives any objection to such jurisdiction or that such courts constitute an inconvenient forum. Notwithstanding the foregoing, this Section shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or to any other claim for which the federal district courts of the United States are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Rights shall be deemed to have notice of and to have consented to the forum provisions set forth in this Section 3.3. If any action, the subject matter of which is within the scope of the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “Foreign Action”) in the name of any holder of a Right, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “Enforcement Action”), and (y) having service of process made upon such holder in any such Enforcement Action by service upon such holder’s counsel in the Foreign Action as agent for such holder.

3.4.	Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.5.	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.6.	Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

QUETTA ACQUISITION CORPORATION

By:	/s/ Zihan Chen
Name:	Zihan Chen
Title:	Chief Executive Officer

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

SMART KREATE GROUP LIMITED

By:	/s/ CHIU Ka Ki
Name:	CHIU Ka Ki
Title:	Director

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
As Rights Agent

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President

[Signature Page to Assignment, Assumption and Amendment Agreement]